CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                   EXHIBIT 10.15

                           NOVELL/COMPANY CONFIDENTIAL


                       STANDARD INBOUND LICENSE AGREEMENT
                             (PRODUCT SOURCE CODE)

1. PREAMBLE. This Standard Inbound License Agreement ("Agreement") is agreed to by Talarian Corporation, a California Corporation with principal offices at 333 Distel Circle, Los Altos, CA 94022-1404 ("Company") and Novell, Inc., a Delaware corporation with principal offices at 122 East 1700 South, Provo, Utah 84606 ("Novell").

2. PURPOSE. Novell develops and markets computer software products. Company develops and markets computer software products that will interoperate with NetWare and other Novell products as specified elsewhere in this Agreement. This Agreement sets forth the terms and conditions under which Company will license the Licensed Work defined below to Novell.

3. DEFINITIONS. The following terms shall have the definitions stated below:

        a. Basic SDK - shall mean all versions (including all localized and/or enabled versions) of the SSSDK (in Binary Code and Source Code form), all corresponding patches, service packs, developer kits, updates, and upgrades thereto, all corresponding subsets and supersets, and all corresponding Development Environment materials that are not Generally Available, with the exception that the Basic SDK shall not include use of the following APIs:

                      [ **                                ].


        b. Binary Code - shall mean computer programming code that loads and executes without further processing by a software compiler or linker or that results when Source Code is processed by a software compiler.

        c.     Code - shall mean Binary Code and Source Code.

        d. Derivative Work - shall mean a work that is based on one or more preexisting works (such as a revision, enhancement, modification, translation, abridgement, condensation, expansion, or any other form in which such preexisting work may be recast, transformed, or adapted) and that, if prepared without authorization of the copyright owner of such preexisting work, would constitute copyright infringement under US law.

        e. Development Environment - shall mean any Code, Documentation, media or development tool (including compilers, workbenches, tools, and higher-level or proprietary languages) that are used or required by a party for the development, maintenance or implementation of any deliverable. In addition to the foregoing, Development Environment also includes information necessary for the deliverable's recipient to acquire any relevant hardware or software that is created and marketed by third party vendors.


**Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

        f. Documentation - shall mean user manuals and other written materials in all formats and media that relate to particular Code including machine-readable text or graphic files subject to display or print-out.

        g. Effective Date - shall mean the later of the dates on which this Agreement is executed by a duly authorized representative of Company or Novell.

        h. Error - shall mean a: 1) a program function that is described in user Documentation or the Agreement but is omitted from the Code, or a program function or user interface that does not operate or that gives incorrect results when measured against its design specifications; and/or 2) a failure of the Documentation to describe accurately a program function required by this Agreement, to meet other requirements of this Agreement, or to enable reasonably competent users to correctly operate the associated Code.

        i. General Availability and Generally Available - shall mean, with respect to a particular item, that the item is available to members of the general public.

        j. Licensed Trademarks - shall mean all word marks, their associated design marks, and all other trademarks and trade dress used by Company to identify and/or market the Licensed Works.

        k. Licensed Works - shall mean SmartSockets Event Systems and the Basic SDK. "Licensed Works" shall also include MQexpress if licensed as set forth in Section 13.b.

        l. MQexpress - shall mean all versions (including all localized and/or enabled versions) of the following works (in Binary Code and Source Code form), all corresponding patches, service packs, developer kits, updates, and upgrades thereto, all corresponding subsets and supersets, and all corresponding Development Environment materials that are not Generally Available:

                      MQexpress is a message queuing solution designed to integrate seamlessly with publish-subscribe middleware, allowing developers to combine the reliability and transactional integrity of message queuing capabilities with the high-volume, high performance capabilities of publish-subscribe. MQexpress includes a development API and class libraries which will be referred to as "MQSDK" for this Agreement, and an independent "MQserver" process which is required to support MQexpress operation at runtime. MQexpress is more completely described in Exhibit D.

        m. Novell Directory Enabling Code - shall mean the Code for all additions and modifications made by Novell to the Licensed Works Source Code for the purpose of enabling Licensed Works to use any directory service such as LDAP or Novell Directory Services
               (NDS).

        n. Novell Enhanced Code - shall mean the Source Code and Binary Code of Novell's modifications to the Licensed Works that Novell intends to make

               Generally Available and that is provided to Company pursuant to
               Section 11 and Section 12. Novell Enhanced Code shall not include any Code owned or licensed by RSA Security Incorporated.

        o. Novell FCS Date - shall mean the first date that Novell makes the RT Server Generally Available to commercial customers.

        p. Novell SDK FCS Date - shall mean the first date that Novell makes Basic SDK Generally Available to commercial customers.

        q. Novell Products - shall mean all versions of all products distributed by Novell including but not limited to corresponding software development kits, updates, upgrades, and service packs, whether the foregoing are created, marketed, distributed, and/or sold by Novell or third parties, provided that the products add significant value add beyond the capabilities contained in the Licensed Works.

        r. Product Distribution Questionnaire - shall mean a questionnaire in the form supplied in Exhibit C hereto by which Company represents to Novell its rights with respect to materials provided to Novell hereunder.

        s. SmartSockets Event Systems - shall mean all versions (including all localized and/or enabled versions) of the following works (in Binary Code and Source Code form), all corresponding patches, service packs, developer kits, updates, and upgrades thereto, all corresponding subsets and supersets, and all corresponding Development Environment materials that are not Generally
               Available:

                      SmartSockets Event Systems is a publish-subscribe middleware solution that provides application programming interfaces (APIs) and class libraries (the SSSDK) to enable the development of real-time, highly distributed applications. SmartSockets also includes an independent "RTserver" process which is required to support SmartSockets operation at runtime. The SmartSockets Event System is more completely described in Exhibit D.

        t. Source Code - shall mean the human-readable form of computer programming code and related system Documentation, including all comments and any procedural language.

        u. SSSDK - shall mean the SmartSockets Event Systems development API and the class libraries that enable the development of real-time, highly distributed applications as more fully described in Exhibit D.

        v. Talarian Products - shall mean all versions of all products distributed by Company including but not limited to corresponding software development kits, updates, upgrades, and service packs, whether the foregoing are created, marketed, distributed, and/or sold by Company or third parties, provided that the products add significant value add beyond the capabilities contained in the Novell Enhanced Code. In the event of acquisition of Company, Talarian Products may include the acquiring company's products, subject to Novell's consent which shall not be unreasonably withheld.

        w. Year 2000 Compliancy or Year 2000 Compliant - shall mean that (i) a product accurately process, address, store, and calculate date data from, into, and beyond the years 1999, 2000 and 2001, including leap year calculations, and (ii) all of the product's date-related functionality and data fields identify century and millennium, and (iii) the product is able accurately to perform calculations that involve a four-digit year field.

4. PROJECT MANAGERS. Each party shall designate a Project Manager that shall be responsible for all necessary coordination with the other party under the Agreement.

5.      LICENSE GRANTS TO NOVELL.

        a. SmartSockets Event Systems/MQexpress License Grant. Company grants to Novell a perpetual, irrevocable, non-exclusive, worldwide, fully paid-up right to use, reproduce, distribute in Binary Code form (by sale, lease, rental, or otherwise), modify, display, perform the Licensed Works, and to directly or indirectly sublicense the foregoing rights, provided that Novell's use of SmartSockets Event Systems and MQexpress (if licensed) is in connection with Novell Products. This license shall be under all of Company's inventions, discoveries, patents, copyrights, trade secrets, inventors certificates, utility models (and similar forms of legal protection of any country) and other proprietary rights, including those of third parties under which Company has the right to grant licenses, necessary to exercise the rights granted under this Agreement, regardless of when such proprietary rights were first conceived, reduced to practice, created, or perfected.

        b. Restrictions. Novell's license rights in Section 5.a are expressly subject to the following restrictions:

               (i) Novell shall only embed components of the Licensed Works in connection with Novell Products to the extent that Novell has a good faith reason for embedding such components.

               (ii) Any distribution of RTserver and/or MQserver (other than error corrections, fixes, updates or materials of a similar nature) must include a technical dependency on a Novell Product such that the standalone distribution would not run without the presence of the Novell Product, excepting provisional operation when the Novell Product is inoperable.

               (iii) The Source Code for the embedded components of the SmartSockets Event Systems and MQexpress shall only be sublicensed in connection with a sublicense of the Novell Product Source Code in which SmartSockets Event Systems or MQexpress components are embedded and under terms at least as protective as those terms applicable to the

                      Novell Product Source Code. Upon Company's request, Novell shall identify any Source Code sublicensees of the embedded components of the SmartSockets Event Systems and MQexpress, provided that doing so does not violate a contractual obligation owed by Novell to a third party. The license rights granted in this Section 5 are subject to and conditioned upon the restriction that no component of the SmartSockets Event Systems and MQexpress Source Code is provided or licensed directly or indirectly to the companies listed in Exhibit E. Company may amend the companies listed in Exhibit E, subject to Novell's reasonable objection. SmartSockets Event Systems and MQexpress in Source Code form constitute Confidential Information of Company.

        c. SDK License Grant. In addition to the licenses granted in Section 5.a, Company grants to Novell a perpetual, irrevocable, non-exclusive, worldwide, royalty-free right to use, reproduce, distribute in Binary Code form (by sale, lease, rental, or otherwise), modify, display, and perform the Basic SDK, and to directly or indirectly sublicense the foregoing rights. This license shall be under all of Company's inventions, discoveries, patents, copyrights, trade secrets, inventor's certificates, utility models (and similar forms of legal protection of any country) and other proprietary rights, including those of third parties under which Company has the right to grant licenses, necessary to exercise the rights granted under this Agreement, regardless of when such proprietary rights were first conceived, reduced to practice, created, or perfected.

        d. Restrictions. Novell's license rights in Section 5.c are expressly subject to the following restriction: Novell shall not sublicense the Basic SDK Source Code to third parties (except to the extent authorized in Section 5.a) without Company's prior written consent.

        e.     API.  [ **                                        ].


        f. Licensed Marks. Company grants Novell worldwide, non-exclusive, non-transferable, royalty free, fully paid-up license to use the Licensed Trademarks in connection with the distribution and marketing of Licensed Works, and to directly or indirectly sublicense the foregoing rights. Company will at all times use commercially reasonable efforts to preserve the value and validity of the Licensed Trademarks; furthermore, in the event an unauthorized third party uses the Licensed Trademarks in a confusingly similar manner, Company shall have an obligation to take action to prevent such use. Company shall notify Novell of all claims that the Licensed Trademarks conflict with the rights of third parties. Company hereby expressly represents that the existing Licensed Trademarks are valid and are the exclusive property of Company. If Novell has a substantial business concern that Novell will not be able to freely market and distribute the Licensed Works due to a conflict with a third party over use of the Licensed Marks, Novell shall notify Company and Company may provide an alternative,


**Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

               clean mark. If Company does not provide the alternative marks within ten (10) business days of receiving written notice from Novell, Novell shall be free to market and distribute the Licensed Works under a mark(s) of Novell's choice.

        g. Ownership. Unless specifically stated otherwise, this Agreement shall not change the ownership of any materials developed or provided under this Agreement.

        h. Copyright Notice. Novell shall reproduce copyright notices included in the Basic SDK, regardless of whether the Basic SDK is distributed as a Novell product or a Company product.

6. PRODUCT REQUIREMENTS AND DELIVERY. The Product Requirements for the Licensed Works are the requirements set forth in this Section and in Exhibit A to this Agreement. Company shall deliver to Novell Licensed Works that conform to the Product Requirements. Such deliveries shall be in accordance with the schedules set forth in Exhibit A; to any extent that Exhibit A does not contain delivery dates for any particular deliverable, Company shall provide the deliverable to Novell upon the completion of its development. The initial delivery of MQexpress shall be within five (5) business days of receipt of the payment specified in
        Section 13.b.

        a. Product Distribution Questionnaire. Novell requires certain information about products prior to distribution. Company shall concurrently with the delivery of any and all Licensed Works pursuant to this Agreement deliver, or at such other times as Novell may reasonably request, a document providing certain information required by Novell. Company shall provide this information in the form of the then current Product Distribution Questionnaire attached in Exhibit C. After initial delivery of a Licensed Work, Company may provide the required information in the form of the then current Supplemental Product Distribution Questionnaire also attached in Exhibit C.

        b. Globalization. To any extent that Company agrees (as may be specified in Exhibit A or any amendment to this Agreement) to develop additional localized or enabled versions of the Licensed Works, such versions shall comply with Novell's then current enablement and localization standards.

        c. Harmful Code. Company agrees to implement reasonable procedures adequate to prevent any Code provided to Novell hereunder from being contaminated with Harmful Code. If Company learns or suspects that any Code provided to Novell under this Agreement contains any Harmful Code, Company will immediately notify Novell and use best efforts to remove the Harmful Code. The remedies provided by this section are in addition to any other remedies Novell may have. For purposes of this Section, "Harmful Code" shall mean any Code constructed with the ability to damage, interfere with, or adversely affect computer programs, data files, or hardware without the consent or intent of the computer user. This definition includes, but is not limited to, self-replacing and self-propagating programming instructions commonly called "viruses," "trojan horses" and "worms."

        d.     Year 2000.  The Licensed Works shall be Year 2000 Compliant.

7. PACKAGING AND END USER LICENSING. Novell will determine the packaging for the Licensed Work at its sole discretion. Company will electronically embed the following in the master copy of the Basic SDK provided to Novell: (i) Company's end user license agreement ("EULA"), with Company as the licensor, and (ii) the end user Documentation. Except as agreed to expressly agreed to herein, Novell will have no obligation to insert or include any brochure or other materials with the Licensed Work. Company acknowledges that Novell may distribute a modified version of the Basic SDK, including without limitation removing the RTServer.

        In addition, Company agrees that Novell may, at its option, distribute the Basic SDK (including modifications) as a Novell product pursuant to a EULA, with Novell as the licensor, using "Novellized" screens and a Novell product name.

8. DEVELOPMENT. Company agrees to join the DeveloperNet program; Novell will provide technical support of any Company development efforts hereunder through DeveloperNet Labs and if mutually agreed upon through Novell engineering personnel, in either case such support being subject to the terms and conditions of a separate DeveloperNet Labs Agreement.

9. MARKETING OBLIGATIONS. The parties agree to perform the following marketing activities:

        a. Company may, at its option, participate in the then current partner program at the Solution Partner Partnership level, provided that Company pays all associated fees. Company acknowledges that there is an annual fee required if it chooses to participate at this level.

        b. For a period of six months from the Novell SDK FCS Date (or longer as mutually agreed) and subject to Novell's approval as to form and content, Novell will include a one page marketing insert in the Novell Developer Solution Pack that is distributed at trade shows, conferences and other events. Company will be responsible for printed material production costs and delivery to Novell.

        c. Novell and Company will cooperate to issue a joint press release to communicate the relationship between the parties. The press release will be issued at a date determined by Novell, but no later than 45 days from the Effective Date. Company will be responsible for drafting the press release and working with Novell PR on editing and approval cycles. Novell and Company will cooperate on future press releases announcing product releases, success stories, and other newsworthy events as mutually agreed by both parties. Novell will support Company's press relations efforts through supporting quotes for Company's press announcements and, when appropriate, provide a spokesperson and/or participation in Company's press events.

        d. Novell and Company will provide links to the partner section of their respective web sites.

        e. Company will be provided the opportunity to participate in selected marketing opportunities and programs as described in the then current Novell Partner Opportunity Planner and the then current Solution Partner Program Guide.

10. END USER SUPPORT. During the term of the Agreement, Novell and Company shall provide support for the Licensed Works according to the terms and conditions of Exhibit B hereto. In addition, Novell may at it's discretion, perform certain Level 2 Support efforts, which shall in no way relieve Company of performing Level 2 support as set forth in Exhibit B hereto. In order to assist Novell, Company shall provide Novell, at no charge, up to 5 days of technical training for each release of the Licensed Works sufficient to ensure Novell support personnel's ability to perform discretionary Level 2 Support for the Licensed Works.

11. NOVELL ENHANCED CODE. Company acknowledges that Code from RSA Security Incorporated (the "RSA Code") is required to use the Novell Enhanced Code, as developed by Novell, and that Novell is granting no rights under this Agreement to Company with respect to the RSA Code. Company is solely responsible for securing a license from RSA Security Incorporated, or a licensee of RSA Security Incorporated, if Company chooses at its discretion to use the RSA Code relative to the rights and licenses conveyed by this Agreement. Provided that Company secures the appropriate rights from RSA Security Incorporated, or an authorized licensee, Novell will deliver the RSA Code to Company. However, Company is not obligated to use the RSA Code and may choose an alternative solution.

        Novell grants to Company a perpetual, irrevocable, non-exclusive, worldwide, royalty-free right to use, reproduce, distribute in Binary Code form (by sale, lease, rental, or otherwise), modify, display, and perform the Novell Enhanced Code and to directly or indirectly sublicense the foregoing rights, provided that Company's use and distribution of the Novell Enhanced Code is in connection with Talarian Products. Novell Enhanced Code Source Code shall only be sublicensed in connection with a sublicense of the Talarian Product Source Code with which the Novell Enhanced Code is included and under terms at least as protective as those terms applicable to the Talarian Product Source Code. Upon Novell's request, Company shall identify any Source Code sublicensees of the Novell Enhanced Code, provided that doing so does not violate a contractual obligation owed by Company to a third party. Company shall use the Directory Enabling Code solely for the purposes of avoiding a divergent code base and enabling directory integration. The license rights granted in this Paragraph are subject to and conditioned upon the restriction that no portion of the Novell Directory Enabling Source Code is provided or licensed directly or indirectly to the companies listed in Exhibit E. Novell may amend the companies listed in Exhibit E, subject to Company's reasonable objection. Novell Enhanced Code in Source Code form constitutes Confidential Information of Novell.

        Company will use commercially reasonable efforts to incorporate the Novell Enhanced Code into its SmartSockets Event Systems products and MQexpress (if licensed) products. Company will notify Novell prior to making changes to the Novell Enhanced Code and the parties will make reasonable efforts to agree upon such changes.

12. MAINTENANCE. During the term of the Agreement, each party shall promptly deliver to the other party all updates, upgrades, patches, maintenance modifications and error corrections to the Licensed Works and Novell Enhanced Code, respectively.

13. CONSIDERATION. Unless otherwise stated in this Agreement, each party shall bear its respective costs in performing hereunder. Each party shall designate an accounting address; any payment made by a party hereunder shall be sent to the other party at its designated accounting address. Sections 13.a and 13.b set forth the entirety of Novell's obligations to make payments in exchange for the licenses granted to Novell under this Agreement.

        a. Novell License Fee Payments. Novell shall owe Company a one-time, fully-paid-up license fee to be paid as follows.

                      [ ** ] DUE UPON THE EFFECTIVE DATE
                      [ ** ] DUE SEPTEMBER 30, 1999
                      [ ** ] DUE UPON THE NOVELL FCS DATE, IF SUCH EVENT OCCURS.

        b. Optional MQexpress License Fee. In the event that Novell desires, at its sole option, (but no later than nine months from the Effective Date) to license MQexpress under the terms of this Agreement, Novell shall pay Company a one-time, fully-paid-up license fee to be paid as specified below, at which time MQexpress will be considered one of the "Licensed Works" and all rights and obligations under this Agreement with respect to MQexpress shall become effective.

                      [ ** ] DUE UPON DELIVER OF MQEXPRESS
                      [ ** ] DUE UPON NOVELL'S BETA RELEASE OF THE NETWARE PORT
                             OF MQEXPRESS
                      [ ** ] DUE UPON THE DATE THAT NOVELL MAKES THE NETWARE
                             PORT OF MQEXPRESS GENERALLY AVAILABLE TO COMMERCIAL CUSTOMERS ("MQEXPRESS FCS DATE"), IF SUCH EVENT OCCURS.

        c. Maintenance Fees. In consideration of Company's obligations pursuant to Sections 10 and 12, Novell shall pay Company the annual payment of [ ** ] due upon the Novell SDK FCS Date and each anniversary of the Novell SDK FCS Date for each ongoing year of the Agreement.

               In the event that Novell licenses MQexpress as set forth in
               Section 13.b., then Novell shall pay an additional [ ** ], due upon the MQexpress FCS Date and pro rated on a monthly basis based on the Novell SDK FCS Date.


**Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

               Thereafter, the annual payment due upon the Novell SDK FCS Date
               shall be increased to [ **                   ].

               If the Agreement is terminated other than pursuant to the termination rights set forth in Section 14.a or for termination by Company for breach by Novell, Company shall refund the foregoing fee to Novell pro rated on a monthly basis.

        d. Invoices. Company shall invoice Novell for all fees owed (except for those fees due upon the Effective Date), which shall be payable net 30 days from invoice.

        e. Tax Consequences. All license fees are exclusive of all applicable taxes. The party making payment ("Payer") shall be responsible for all sales, use, excise, value added and/or equivalent taxes arising out of the payment and shall either include such taxes with the payment or shall provide the other party, in advance, with a valid exemption certificate or other documentation to successfully claim exemption from the tax. Payer shall not be responsible for: (a) taxes based upon the other party's net income, capital, or gross receipts, or (b) any withholding taxes imposed if such withholding tax is allowed as a credit against U.S. income taxes of Payee such as a withholding tax on a royalty payment where such withholding is required by law. In the event Payer is required to withhold taxes, Payer agrees to furnish to the other party all required receipts and documentation substantiating such payment. If Payer is required by law to remit any tax or duty on behalf, or for the account, of Payee, the Payee agrees to reimburse Payer within thirty (30) days after Payer notifies Payee in writing of such remittance.

14. TERM AND TERMINATION. This Agreement shall remain in force for a period of two (2) years from the Effective Date, unless otherwise terminated as provided in this Section 14. After the initial term of two (2) years, this Agreement shall automatically renew for consecutive one (1) year periods unless either party provides at least 90 days prior written notice. Termination of this Agreement shall not affect any licenses granted to Novell or Company prior to termination, and such licenses shall not be subject to revocation or injunction during the term of this Agreement or thereafter.

        a. Termination Without Cause. Novell may terminate this Agreement without cause upon not less than ninety (90) days' written notice to Company. Provided that Company has fully complied with the terms of this Agreement, Novell's obligations to make any payments owed pursuant to Section 13.a and 13.b shall survive termination.

        b. Termination for Cause. Either party may terminate this Agreement for the substantial breach by the other party of a material term. The terminating party shall first give the other party written notice of the alleged breach and a reasonable period of at least thirty (30) days in which to cure the alleged breach. If a cure is not achieved during the cure period, then the parties shall submit to mandatory mediation with a mutually agreed upon mediator, such mediation to be completed within thirty (30) days and to be held in Salt Lake City, Utah. Termination of the Agreement shall occur upon the expiration of the cure period


**Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

               and the subsequent unsuccessful completion of mandatory mediation as required by this Section. Neither party shall be precluded from seeking temporary equitable remedies consistent with the terms of this Agreement.

15.     GENERAL TERMS.

        a. Assignment. Neither party shall transfer or assign any right or obligation set forth in this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. Such consent shall not be required, however, for transfer or assignment to an entity acquiring control of a party hereto.

        b. Confidentiality And Information Exchange. It is the intention of Company and Novell to transfer and/or exchange information, including confidential information, as may be necessary. The disclosing party shall be referred to as "Discloser' and the receiving party as "Recipient."

               i. Confidential information may be disclosed in oral, visual, or written form (including magnetic, optical, or other media). The Recipient's obligations shall only extend to Source Code, the terms and conditions of this Agreement, and to confidential information that is marked as confidential at the time of disclosure or that is unmarked (e.g., orally disclosed) but is treated as confidential at the time of disclosure.

               ii. The Recipient shall protect the disclosed confidential information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of the confidential information as the Recipient uses to protect its own confidential information of alike nature.

               iii. The Recipient's duty to hold confidential information in confidence expires five (5) years, or in the case of Source Code fifteen (15) years, after (i) its return or destruction in the case of confidential information embodied in received or developed (whichever is later) Source Code and related descriptions, specifications and system documentation, or (ii) its receipt or development (whichever is later) in the case of any other confidential information. The expiration of the duty of confidentiality shall not modify other restrictions on the Recipient including, for example, any restrictions on distribution of Source Code arising out of a granted copyright license.

               iv. This Agreement imposes no obligation upon Recipient with respect to information that: (a) was in Recipient's possession before receipt from the disclosing party ("Discloser"); (b) is or becomes a matter of public knowledge through no fault of Recipient; (c) is rightfully received by the Recipient from a third party without a duty of confidentiality; (d) is disclosed by the Discloser to a third party without a duty of confidentiality on the third party; (e) is disclosed under operation of law after all reasonable means have been afforded to the Discloser to protect the information; or, (g) is disclosed by the Recipient with Discloser's prior written approval.

        c. Construction. The headings in this Agreement are provided for reference only and shall not be used as a guide to interpretation. When used in this Agreement, the singular includes the plural and the plural includes the singular, and gender related pronouns include the feminine, masculine and neuter.

        d. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to its specific subject matter and merges all prior discussions between them with regard to such specific subject matter. Neither of the parties shall be bound by any conditions, definitions, warranties, understandings, agreements, or representations, whether written or oral, with respect to such specific subject matter other than as expressly provided in the Agreement or as duly set forth on or subsequent to its effective date, in a written document that is signed by a duly authorized representative of each party.

        e. Export of Technical Data. Each Party agrees to comply with U.S. export laws and regulations when exporting any materials or any items licensed or developed under this Agreement or any portion thereof, or any system containing such materials or items or portion thereof, or any technical data or other confidential information, or any direct product of any of the foregoing (collectively, "Program") from the U.S. or re-exporting a Program from one foreign country to another. It is the exporting party's responsibility to comply with the U.S. Government requirements as they may be amended from time to time. Each party will reasonably cooperate with the other party in obtaining export licenses or approvals.

        f. Force Majeure. Neither party shall be liable in damages or have the right to cancel or terminate this Agreement for any delay or default in performance if such delay or default is caused by unforeseen conditions or conditions beyond the control of the delaying or defaulting party, including but not limited to acts of God, government restrictions, continuing domestic or international problems such as wars or insurrections, strikes, fires, floods, work stoppages and embargoes.

        g. Freedom Of Action. Unless expressly stated herein and provided that Recipient does not use the Confidential Information of the Discloser to do any of the following, this Agreement shall not prevent either party from (i) entering into any agreement similar to this Agreement with any corporation or other entity in any industry or any non-profit body such as a university or a government, (ii) developing, manufacturing and/or selling any product or service that can compete with the other party's products or services in the marketplace, or (iii) developing for its products features that are the same as or similar to features of products of the other party.

        h.     Intellectual Property Indemnity by Company.

               i. Company shall defend or settle any claim made or suit or proceeding brought against Novell and its subsidiaries or affiliates under its control, and their directors, officers, employees, and agents, against any and all losses, judgments, awards, and costs (including reasonable legal fees and expenses) arising out of or related to any claim that the Licensed Trademarks, Licensed Works infringe or violate the copyright, trademark, trade name, trade secret, or patent rights of any third party. Company will defend at its sole expense all suits or proceedings arising out of the claims described above, provided that Novell gives Company prompt notice and control of any claim of which it learns. No settlement that prevents Novell from continuing to use Licensed Works will be made without Novell's prior written consent unless Company procures for Novell the right to continue using the Licensed Works or replaces or modifies the Licensed Works so that it becomes non-infringing. Novell will have the right to participate in the defense of any claim involving the use of Licensed Works, provided that Company will not be responsible for indemnifying Novell for the cost of Novell's attorney's fees should Novell elect to participate in such defense.

               ii. Notwithstanding the foregoing, Company shall have no indemnification obligations under this Section to the extent any infringement claim arises from (a) modifications to the Licensed Works made by other than Company or its agents, (b) use or combination of Licensed Works with equipment, programs or information not provided by Company (provided that the foregoing limitation with respect to hardware shall not apply if the Licensed Works are merely being executed on industry standard hardware and software in accordance with the manner in which Company intends its Licensed Works to be operated); or (c) incorporation of Novell Enhanced Code in the Licensed Works; provided such claim would not have arisen absent such modification, use, combination or incorporation.

               iii. If the Licensed Works, in whole or in part, are or in Company's opinion may become, the subject of any claim, suit or proceeding for infringement of, or it is judicially determined that the Licensed Works, in whole or in part, infringe any third party's intellectual property right, or if the Licensed Work's use is enjoined, then Company may, at its option and expense, and using reasonable efforts to act as soon as possible: (1) procure for Novell the right to continue use of the Licensed Works; (2) replace or modify the Licensed Works so as not to infringe such third party's intellectual property right while conforming, as closely as possible, to the specifications agreed upon by the parties, (3) if the parties mutually agree, Novell may undertake to replace or modify the Licensed Works so as not to infringe such third party's intellectual property right and such work shall be reimbursed by Company at a mutually agreeable fee structure.

        i.     Intellectual Property Indemnity by Novell.

               i. Subject to Company's indemnification obligations set forth above, Novell shall defend or settle any claim made or suit or proceeding brought against Company and its subsidiaries or affiliates under its control, and their directors, officers, employees, and agents, against any and all losses, judgments, awards, and costs (including reasonable legal fees and expenses) arising out of or related to any claim that the Novell Enhanced Code infringes or violates the copyright, trademark, trade name, trade secret, or patent rights of any third party. Novell will defend at its sole expense all suits or proceedings arising out of the claims described above, provided that Company gives Novell prompt notice and control of any claim of which it learns. No settlement that prevents Company from continuing to use Novell Enhanced Code will be made without Company's prior written consent unless Novell procures for Company the right to continue using the Novell Enhanced Code or replaces or modifies the Novell Enhanced Code so that it becomes non-infringing. Company will have the right to participate in the defense of any claim involving the use of Novell Enhanced Code, provided that Novell will not be responsible for indemnifying Company for the cost of Company's attorney's fees should Company elect to participate in such defense.

               ii. Notwithstanding the foregoing, Novell shall have no indemnification obligations under this Section to the extent any infringement claim arises from (a) modifications to the Novell Enhanced Code made by other than Novell or its agents, (b) use or combination of Novell Enhanced Code with equipment, programs or information not provided by Novell (provided that the foregoing limitation with respect to hardware shall not apply if the Novell Enhanced Code are merely being executed on industry standard hardware and software in accordance with the manner in which Novell intends its Novell Enhanced Code to be operated); or (c) incorporation of Licensed Works in the Novell Enhanced Code; provided such claim would not have arisen absent such modification, use, combination or incorporation.

               iii. If the Novell Enhanced Code, in whole or in part, are or in Novell's opinion may become, the subject of any claim, suit or proceeding for infringement of, or it is judicially determined that the Novell Enhanced Code, in whole or in part, infringe any third party's intellectual property right, or if the Licensed Work's use is enjoined, then Novell may, at its option and expense, and using reasonable efforts to act as soon as possible: (1) procure for Company the right to continue use of the Novell Enhanced Code; (2) replace or modify the Novell Enhanced Code so as not to infringe such third party's intellectual property right while conforming, as closely as possible, to the specifications agreed upon by the parties, (3) if the parties mutually agree, Company may undertake to replace or modify the Novell Enhanced Code so as not to infringe such third party's intellectual property right and such work shall be reimbursed by Novell at a mutually agreeable fee structure.

        j. Independent Contractors. Each party is and shall remain an independent contractor with respect to all performance under this Agreement. No employee of either party shall be considered an employee or agent of the other party for any purpose. Nothing in this Agreement shall be construed to prevent either party from delegating performance under this Agreement to independent contractors who have entered into written agreements consistent with and at least as restrictive as the provisions contained in this Agreement.

        k. Laws. The validity, construction, and performance of this Agreement will be governed by the substantive laws of the State of California without regard to any choice of law provisions. The prevailing party in any action to enforce the terms of this Agreement entered into hereunder shall be entitled to recover its costs and expenses, including reasonable attorney's fees, incurred in connection therewith, in addition to any other relief to which such party is entitled. Each party shall, at its own expense, comply with any governmental law, statute, ordinance, administrative order, rule or regulation relating to its duties, obligations or performance under this Agreement.

        l. Limitation Of Liabilities. THE REMEDIES PROVIDED IN THIS AGREEMENT ARE THE SOLE AND EXCLUSIVE REMEDIES OF THE PARTIES. NEITHER PARTY SHALL IN ANY EVENT BE LIABLE FOR INDIRECT, SPECIAL, RELIANCE, INCIDENTAL, COVER, OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND ARISING UNDER THIS AGREEMENT, WHETHER IN A CONTRACT, TORT OR OTHER ACTION FOR OR ARISING OUT OF ALLEGED BREACH OF WARRANTY, ALLEGED BREACH OF CONTRACT, DELAY, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE. EXCEPT AS TO THE OBLIGATIONS SET FORTH IN SECTIONS 15.h, 15.i and 15.b OR IN THE EVENT OF UNAUTHORIZED USE OF INTELLECTUAL PROPERTY, IN NO EVENT SHALL EITHER PARTY BE LIABLE UNDER THIS AGREEMENT TO THE OTHER, ITS SUCCESSORS AND ASSIGNS FOR ANY DAMAGES EXCEEDING TOTAL PAYMENTS PAID OR DUE BY BOTH PARTIES UNDER THIS AGREEMENT.

        m. Notices. Unless otherwise agreed to by the parties, all notices required under this Agreement shall be deemed effective when received and made in writing by either (i) registered mail, (ii) certified mail, return receipt requested, or (iii) overnight mail, or (iv) telephone facsimile transfer with confirmation, addressed and sent to the receiving party address specified in
               Section 1 with the original of the notice being addressed to the Project Manager and a copy addressed to the receiving party's General Counsel or legal department.

        n.     Representations And Warranties.

               i. Ownership by Company. As of the Effective Date, Company represents to Novell that (i) Company has a valid right to modify, distribute, and sublicense the Licensed Works;
                      (ii) to the best of its knowledge, the Licensed Works do not infringe any person's or entity's patent, copyright, trademark, trade name or trade secret rights; (ii) to the best of its knowledge, Company has the right to grant to Novell all rights to Licensed Works granted herein without violating any rights of any third party; and (iii) to Company's knowledge there is currently no actual or threatened suit by any third party based on an alleged violation of these rights by Company. Company further agrees to promptly notify Novell of any allegation or claim that (i) the Licensed Works infringe any intellectual or proprietary right of a third party, or
                      (ii) the licenses granted by Company under this Agreement are not valid.

               ii. Ownership by Novell. As of the Effective Date, Novell represents to Company that (i) Novell has a valid right to modify, distribute, and sublicense the Novell Enhanced Code; (ii) to the best of its knowledge, the Novell Enhanced Code does not infringe any person's or entity's patent, copyright, trademark, trade name or trade secret rights; (ii) to the best of its knowledge, Novell has the right to grant to Company all rights to the Novell Enhanced Code granted herein without violating any rights of any third party; and (iii) to Novell's knowledge there is currently no actual or threatened suit by any third party based on an alleged violation of these rights by Novell. Novell further agrees to promptly notify Company of any allegation or claim that (i) the Novell Enhanced Code infringes any intellectual or proprietary right of a third party, or (ii) the licenses granted by Novell under this Agreement are not valid.

               iii. Year 2000. Upon execution of this Agreement, Company will inform Novell in writing of its year 2000 policies and of the level of compliance of the Licensed Works with the Year 2000 warranty below. Company warrants the Licensed Works are Year 2000 Compliant. If Company breaches this warranty, in addition to any other remedies available to Novell and at no additional cost to Novell, Company will promptly assign senior engineering staff to work full-time remedying the breach until the Licensed Works comply with this warranty. This warranty shall survive termination of this Agreement.

               iv. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO DELIVERABLES, LICENSED WORKS, MATERIALS, INVENTIONS, INFORMATION OR ANY OTHER WORK OR OTHERWISE UNDER THIS AGREEMENT, AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ALL SUCH WARRANTIES, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

        o. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions shall remain in full force and effect and shall be interpreted, to the extent possible, to achieve the purpose of this Agreement as originally expressed. The parties further agree to substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision.

        p. Subsidiaries. All rights and licenses granted to Novell in this Agreement shall apply to Novell's subsidiaries. Company agrees that it may not seek to enforce any obligation of Novell (or its subsidiaries) through a legal action brought against a subsidiary except to the extent that such action seeks injunctive relief against that particular subsidiary. Each party shall remain fully liable for the acts and omissions of its subsidiaries relative to this Agreement.

        q. Survival Of Terms. In the event of a termination of this Agreement, the terms of Section 5 (License Grants to Novell),
               Section 11 (Novell Enhanced Code), and Section 15 (General Terms) shall survive termination and continue in effect in accordance with their terms. In addition, any provision that expressly states that it survives termination shall also continue in effect in accordance with its terms.

        r. Volume Obligations. Except as explicitly stated in this Agreement, neither party shall have an obligation (i) to offer any product or service to any third party by way of sale, license or otherwise, or (ii) to use any minimum level of effort in the promotion, marketing, licensing or sales of any products or services, including products or services of the other party, or
               (iii) to purchase or license any minimum amount of products or services from the other party.

        s. Waiver. No waiver of any provision of this Agreement shall be effective unless it is set forth in a writing that refers to the provisions so waived and is executed by an authorized representative of the party waiving its rights. No failure or delay by either party in exercising any right, power or remedy will operate as a waiver of any such right, power or remedy.

16.     SIGNATURES.

IN WITNESS WHEREOF, each party has executed this Agreement by signature of its authorized representative, and this Agreement shall become effective as of the Effective Date.

NOVELL, INC.                                 COMPANY

SIGNATURE:     /s/  SUSAN ESPY               SIGNATURE:    /s/  PAUL LARSON
          -------------------------                    -------------------------

NAME:          SUSAN ESPY                    NAME:         PAUL LARSON
          -------------------------                    -------------------------

TITLE:         V.P. CORP. DEV.               TITLE:        PRESIDENT & CEO
          -------------------------                    -------------------------

DATE:          9/30/99                       DATE:         9/29/99
          -------------------------                    -------------------------

                                          EXHIBIT A
                                     PRODUCT REQUIREMENTS

A.      MILESTONES.

--------------------------------------------------------------------------------------
                                  DELIVERY SCHEDULE
--------------------------------------------------------------------------------------
  MILESTONE             DESCRIPTION                       MILESTONE DATE
--------------------------------------------------------------------------------------
ONE            Presentation to Novell         As soon as possible after Effect Date.
               engineers of the RTserver
               network scalability plan
               that addresses [ **
                    ].
--------------------------------------------------------------------------------------
TWO            Delivery of shipping           Five days after Effective Date.
               version 5.2 of Licensed
               Works for Linux, Solaris,
               and Windows/NT.
--------------------------------------------------------------------------------------
THREE          Source code delivery plan      Five days after Effective Date.
               covering release content as
               well as the alpha, beta, and
               release schedules for the
               next two releases (5.3 and
               6.0) of Licensed Works.
--------------------------------------------------------------------------------------
FOUR           Development Team training      Two weeks after Effective Date.
               plan.
--------------------------------------------------------------------------------------
FIVE           Support Plan including         Three weeks after Effective Date.
               support training and support
               process.
--------------------------------------------------------------------------------------
SIX            Plan and schedule [ **         Three weeks after Effective Date.
                     ].
--------------------------------------------------------------------------------------
SEVEN          Development Team training.     30 days after Effective Date.

               Delivery of Documentation for
               the Basic SDK.
--------------------------------------------------------------------------------------
EIGHT          Delivery of Licensed Works     30 days after Effective Date.
               Acceptance Test Criteria
               (NATC) from Novell to
               Company.
--------------------------------------------------------------------------------------
NINE           Delivery of the Novell         Prior to shipping of NES beta 1
               versions of the Licensed       (estimated to be Dec.  1999).
               Works with RTlm removed.
--------------------------------------------------------------------------------------
TEN            Delivery of NATC programs      30 days prior to delivery of shipping
               (source, executables, and      version 5.3 of Licensed Works to
               configuration information)     Novell.
               to Company.
--------------------------------------------------------------------------------------


**Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

--------------------------------------------------------------------------------------
ELEVEN         Delivery of shipping           30 days after the Licensed Works
               version 5.3 of Licensed        version 5.3 release date.
               Works for Linux, Solaris, and
               Windows/NT. [ **
                     ].
--------------------------------------------------------------------------------------
TWELVE         Presentation to Novell         As early in the design phase of
               engineers of the [ **          version 6.0 of Licensed Works as
                     ].                       possible.
--------------------------------------------------------------------------------------
THIRTEEN       Delivery of migration          As early in the design phase of
               strategy document for          version 6.0 of Licensed Works as
               migration from release 5.x     possible.
               to release 6.x releases of
               Licensed Works.
--------------------------------------------------------------------------------------
FOURTEEN       Delivery of shipping           Upon General Availability.
               version 6.0 of Licensed
               Works for Linux, Solaris,
               and Windows/NT.
--------------------------------------------------------------------------------------

        The following applies to all subsequent releases.

--------------------------------------------------------------------------------------
ONE            Presentation to Novell         As early in the design phase as
               engineers of the next          possible.
               release [ **
                     ].
--------------------------------------------------------------------------------------
TWO            Delivery of migration          As early in the design phase as
               strategy document for          possible.
               migration from current
               release to next releases of
               Licensed Works.
--------------------------------------------------------------------------------------
THREE          Delivery of new shipping       Upon General Availability.
               version of Licensed Works
               for Linux, Solaris, and
               Windows/NT as well as
               Documentation for the Basic
               SDK.
--------------------------------------------------------------------------------------

B. GENERAL REQUIREMENT. The Licensed Works must meet the requirements of, and provide functionality consistent with the purposes of this Agreement. Without limiting the generality of the foregoing, each delivery of the Licensed Works must meet the following requirements:

        1. Company will be responsible for the testing and product readiness of the Licensed Works.

        2. The Licensed Works must meet industry standards of quality and performance, in no event less than the quality and performance of any Novell Product(s) with which a Licensed Work will be distributed.


**Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

        3. Four (4) hard copies of the complete Licensed Works documentation set must be delivered to Novell for the NES development team.

        4. The documentation for the Licensed Works shall be provided to Novell in the formats listed below unless other formats are designated by Novell in writing.

               a. Documentation for the licensed Works will be delivered in HTML format.

               b. Printable documentation for the Licensed Works optimized for printing in a hard copy will be delivered in PDF format.

        5. The Licensed Works shall, at a minimum, have all of the components, files and functionality at least as great as contained in all commercially available versions of the Licensed Works. Furthermore, this functionality cannot be materially eliminated or reduced without making reasonable efforts to provide six months prior written notification. Company will make reasonable efforts to notify Novell as early as possible of changes to any aspect of the Licensed Works programming interface, including, but not restricted to, function or method names, constant names, constant values, function or method return types, function or method return values, error codes, parameter types, parameter positions, parameter values, parameter default values, configuration values, and configuration default values.

        6. Company shall submit a Supplementary PDQ that is complete and current as of the delivery date of each master version of the Licensed Works.

        7. The Licensed Works shall be provided without any proprietary licensing scheme incorporated into the product.

        8. Novell must be provided with a then current document listing all Licensed Work distribution files, file locations, and configuration information suitable for Novell to easily integrate Licensed Work into the NetWare installer.

        9. Company will use commercially reasonable efforts to provide the Licensed Works integrated with all changes, additions, enhancements, and defect corrections (bug fixes) made by Novell within one product release cycle of delivery of those changes, additions, enhancements, and defect corrections to Company. Furthermore the same will be included in all future versions and updates of Licensed Works. A relevant level of compatibility testing will be provided by both Company and Novell's product groups and Integration Test Labs. Make every reasonable effort to roll in to base-line. Must work with them to put functionality in base-line. Escalation process and plan.

        10. Each release of Licensed Works must be accompanied by a document containing a clear list of all code changes since the previous code drop.

B.      TEST & SUPPORT REQUIREMENTS.

        1. Company will be responsible for providing Novell with a documented test plan describing the testing process Company will use to assure a quality product. This test plan should include, but is not be limited to, an assurance that Company has used test plans and test cases that exercise all functionality in their product.

        2. The Licensed Works are required to be tested and assured to run in:

                      IP-only networking environment
                      Mixed IP/IPX networking environment

        3. Prior to acceptance, the NES Development Team will benchmark the new release of Licensed Works on the latest release of Windows/NT. The results must be as good or better than the benchmark results obtained during the technical due diligence evaluation of Licensed Works. The NES team leader will formally sign off on the performance of the new release as part of the acceptance criteria.

        4.     The Licensed Works must be able to run [ **
               ] a Novell supplied test program in a Novell specified client and server configuration. This stress testing will be performed by Novell at its SuperLab facility.

C. SCALABILITY REQUIREMENTS. The Licensed Works must meet the requirements of, and provide functionality consistent with the purposes of this Agreement. Company will make every effort to provide in each release of
        Licensed Works [ **                                                   ].

D. TEST PROGRAMS. Company shall provide the latest version of the SmartSockets test programs that run in a test harness for each release of the Licensed Works. Company authorizes Novell to reproduce and internally use these test programs and harnesses.

        **Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

                                    EXHIBIT B
                  NOVELL CUSTOMER SERVICES SUPPORT DESCRIPTION
                         (NTS PROVIDES LEVEL 1 SUPPORT)

a. DEFINITIONS. In addition to terms defined in the Agreement, the following capitalized terms when used in this Exhibit shall have the following meanings.

    1.  Incident means a customer reported problem with the Licensed Works.

    2. Severity Level means the classification of Incidents according to the following definitions:

    Severity Level 1 means a condition which makes the performance or continued performance of any one or more mission critical program functions impossible.

    Severity Level 2 means a condition which makes the performance or continued performance of any one or more significant program functions difficult and which cannot be circumvented or avoided on a temporary basis by the user.

    Severity Level 3 means a limited problem condition which is not critical and which may be circumvented or avoided on a temporary basis by the user.

    3. Support Levels means the classification of technical support to be provided pursuant to this Exhibit, according to the following definitions:

    Level 1 Support is the service provided to identify, troubleshoot, and document problems reported in customer Incidents.

    Level 2 Support is the service provided to analyze the problem reported using in-depth troubleshooting techniques, reproduce the problem, or determine that the problem cannot be reproduced.

    Level 3 Support is the service provided to isolate the problem to a component level, provide a work-around, or provide an Error correction.

b.  OBLIGATIONS.

    1. Training. Company shall provide Novell, at no charge, up to 5 days of technical training for each release of the Licensed Works. Such training must be at a level sufficient to ensure Novell support personnel's ability to perform Level 1 Support for the Licensed Works.

        Company shall also provide Novell periodic training updates on Licensed Works as reasonably requested by Novell.

        In addition, Novell may at it's discretion, perform certain Level 2 Support efforts, which shall in no way relieve Company of performing Level 2 support as set forth in Exhibit B hereto. In order to assist Novell, Company shall provide Novell, at no charge, up to 5 days of technical training for each release of the Licensed Works sufficient to ensure Novell support personnel's ability to perform discretionary Level 2 Support for the Licensed Works. Novell shall pay Company's pre-approved travel expenses for such training.

    2. Training Materials. Company will provide masters of the training materials and all product documentation (collectively "Training Materials"), and Company hereby grants Novell a royalty-free license to use, reproduce, modify, and distribute the Training Materials and Derivative

        Works thereof as Novell determines necessary to ensure customer satisfaction, including distribution of the Training Materials to OEMs, resellers, CNEs, training centers, and other third parties. In addition, Company authorizes Novell to videotape or otherwise record the training sessions, and the foregoing license shall apply to videotapes and other recordings.

        Novell hereby grants Company a royalty-free license to use, reproduce, modify, and distribute Novell's Derivative Works of the Training Materials as Company determines necessary to ensure customer satisfaction, including distribution of such Derivative Works to OEMs, resellers, CNEs, training centers, and other third parties.

    3. Information Updates. Company will provide Novell, at no charge, ongoing and updated technical information and knowledge bases of known solutions, if any, regarding the Licensed Works ("Information") through a medium agreed upon by the parties. Company grants Novell a royalty-free license to (i) reproduce, use, modify, and distribute through any medium the Information that Company does make Generally Available, and (ii) reproduce and internally use the Information that Company does not make Generally Available.

    4. Support Tools. Company will provide Novell with all existing support and engineering tools that may be helpful to Novell in supporting, understanding, and trouble shooting the Licensed Works. Company grants Novell a royalty-free license to reproduce and internally use such tools to support the Licensed Works.

    5. Level 2 Support and Level 3 Support. When a Novell Incident is escalated, Company shall provide Level 2 Support and Level 3 Support and shall acknowledge and resolve each Incident within the time frames set forth herein.

        a. Company shall acknowledge receipt of escalated Incident within the following time frame:

        Severity Level 1:   1 hour from receipt of message

        Severity Level 2:   4 hours from receipt of message

        Severity level 3:  24 hours from receipt of message

        b. Company shall resolve the Incident or shall reach an agreement with Novell on a written plan of action for resolving the Incident within the following time frame.

        Severity Level 1:  48 Hours

        Severity Level 2:   5 days

        Severity Level 3:  10 days

        Company will provide one contact 24 hours a day, seven days a week, to respond to Severity Level 1 issues. Response times for Severity Level 2 and Severity Level 3 issues will be measured according to Company's normal business hours.

    6. Critical Situation Account Escalations. Company will provide one management-level contact who will be available 24-hours, 7 days per week, for critical issue escalations. If Novell determines an Incident presents a critical situation for a customer according to Novell's then-current support policy, Company will provide on-site technical support to assist Novell in resolving Incidents that are not resolved by remote support methods. Novell will not be charged for on-site support to the extent the Incident involves or arises out of Errors in the Licensed Works. Novell will be charged for on-site support to the extent the Incident does not involve or arise out of Errors in the Licensed Works.

    7. Web Based Support Forums. Company shall periodically monitor Novell's web-based support forums for the Licensed Works and respond to frequently asked questions and correct inaccurate information contributed to the forum regarding the Licensed Works.

    8. Entitlement. Company will provide Novell, at no charge, entitlement for one primary and two secondary support connections to Company's support organization(s) in corresponding regions (if any) for each of the following Novell support groups for the purpose of coordinating support:

    - Worldwide Support at Provo/Orem, Utah San Jose, California, or Bangalore, India (Novell IDC)

    -   Americas Support Center at Provo/Orem, Utah

    -   Europe, Middle East and Africa Support Center at Dusseldorf, Germany

    -   Asia Pacific Support Center at Sydney, Australia

    -   Japan Support Center (Novell KK) in Setagya-ku, Tokyo, Japan

    Novell will provide Company, at no additional fee, entitlement for four (4) technical contacts worldwide to access Novell Technical Support for the purpose of troubleshooting problems dealing with the Licensed Works interacting with Novell products.

    i. Acknowledgment. Company acknowledges that providing support to Novell is a material obligation under this Agreement and paramount in achieving customer satisfaction. Company acknowledges Novell's representation that it has entered into contractual obligations that require Novell to provide timely support to third parties and that Novell is relying on Company to fulfill its obligations under this Exhibit in order for Novell to fulfill it's obligations to third parties. If Company breaches it obligations to respond to an Incident in accordance with the specified response and resolution times, Novell may, after Company's failure to cure within three (3) days, take all measures necessary to resolve the Incident(s) at Company's expense.

    j. Duration of Obligations. Company's obligations under this Exhibit shall expire upon termination of the Agreement. After termination, company shall provide technical support to Novell at Company's then-current support rates.

    k. Performance. All of Novell's obligations and duties under this Exhibit may be performed by Novell, its agents, assignees, or other designated party. Each license granted to Novell pursuant to this Exhibit shall also include the right to sublicense any or all such rights to third parties. In addition, Novell may freely assign, transfer or outsource its rights and obligations under this Exhibit to a third party(s).

    l. Quality. Company agrees to participate in support quality reviews to evaluate current support metrics and discuss how to improve the support relationship.

                                    EXHIBIT D
                               PRODUCT DESCRIPTION


MQexpress is described in the following documents:

        MQexpress Installation Guide
        MQexpress Tutorial
        MQexpress User's Guide

SmartSockets Event System is described in the following documents:

        SmartSockets Read Me First
        SmartSockets Utilities manual
        SmartSockets Application Programming Interface
        SmartSockets User's Guide
        SmartSockets Tutorial
        SmartSockets API Quick Reference
        SmartSockets C++ Class Library
        SmartSockets Java Class Library
        SmartSockets Java Tutorial
        SmartSockets ActiveX Reference

                                    EXHIBIT E
                              RESTRICTED COMPANIES

Company's restricted companies as set forth in Section 11:

[ **                                ]













Novell Restricted Companies as specified in Section 5:


[ **                                ]




        **Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.